For Immediate Release

AMERICAN HOUSING INCOME TRUST SECURES DEBT FINANCING AND UPLISTING TO OTC MARKETS

Phoenix, AZ, November 17, 2015/PRNewswire/ -- American Housing Income Trust, Inc.®, a Maryland corporation ("AHIT" or the "Company") (OTCQB: AHIT) announced today that it has successfully secured approximately $1,000,000 in debt financing from FirstKey Mortgage, LLC.

The Company's Chief Financial Officer, Sean Zarinegar, stated, "We are pleased to have secured this additional financing from a leading lender in the residential and commercial finance business. This gives us the flexibility to carry out our mission to help our sophisticated investors achieve their strategic business goals, as well as facilitating our future growth as one of the country's fastest growing real estate investment firms."

President and CEO Jeff Howard states, "Our primary focus remains in acquisitions of additional single family rental properties and expanding our portfolio. Financing is a crucial part of our tractability and provides ample opportunity for our firm to move forward."

Additionally, the Company announced that it had been approved by OTC Markets Group Inc. to be quoted on OTCQB. "We are thrilled to announced our uplisting to the QB tier of OTC Markets Inc. We plan to continue working diligently towards our goals. I wish to thank our shareholders for their patience and understanding as we worked towards this process," stated Jeff Howard, President and CEO.

We believe that uplisting to the OTCQB tier allows the company greater opportunities to seek favorable and responsible financing. It also garners more attention and credibility to the company's real estate operations. Uplisting is just one of the first of many steps in the Company's attempt to develop a more sustainable, responsible business plan.

About American Housing Income Trust, Inc.

American Housing Income Trust Inc., is incorporated in the State of Maryland owns and operates single family rentals in Arizona, Nevada and Texas and has plans to scale its operations nationally. American Housing Income Trust Inc. is a publicly traded company on OTC Markets Group Inc. OTCQB listing venue as a compliant, fully reporting entity with the United States Securities and Exchange Commission. The Company's focus is on employing a disciplined acquisition strategy, operational efficiencies, as well as maintaining a full understanding of local, regional, and national housing fundamentals. As part of its marketing strategy, it promotes the benefits of single-family rental living compared to apartment dwelling. The company intends to qualify as a REIT for federal income tax purposes and would not be subject to federal income tax to the extent that it distributes at least 90% of its taxable income to its shareholders. American Housing Income Trust Inc. has incorporated the assets of its subsidiaries that launched their initial business plan to acquire portfolios of SFR's in 2010 and is headquartered in Phoenix, Arizona. For information on American Housing Income Trust, visit www.ahitrust.com.

Forward Looking Statement

This press release contains forward-looking statements that relate to expectations, beliefs, projections, future plans and strategies, anticipated events and similar expressions. Forward-looking statements may be identified by use of words such as "may," "will," "should," "expects," "intends," "plans," "anticipates," "believes," "estimates," or "potential" or similar words or phrases which are predictions of or indicate future events or trends. Statements such as those concerning potential acquisition activity, investment objectives, strategies, opportunities, other plans and objectives for future operations or economic performance are based on the Company's current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties. Any of these statements could prove to be inaccurate and actual events or investments and results of operations could differ materially from those expressed or implied, including the ability of the Company to qualify and operate as a REIT. To the extent that the Company's assumptions differ from actual results, the Company's ability to meet such forward-looking statements, including its ability to invest in a diversified portfolio of quality real estate investments and to qualify and operate as a REIT, may be significantly and negatively impacted. You are cautioned not to place undue reliance on any forward-looking statements and the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, future events or other changes. Please refer to Company's filings with the Securities and Exchange Commission for further information.

Contact: Monica Andreas, Executive Secretary, 623-551-5808, monica@ahitrust.com

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SOURCE American Housing Income Trust, Inc.